UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2012 (September 12, 2012)

ICON ECI Fund Fifteen, L.P.
 (Exact Name of Registrant as Specified in Charter)

Delaware	000-54604	27-3525849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor
New York, New York 10016

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 12, 2012, ICON ECI Fund Fifteen, L.P. ("Fund Fifteen") entered into a term loan facility agreement with Ocean Product Tankers AS (the "Borrower"), pursuant to which Fund Fifteen will provide a $7,000,000 secured term loan to the Borrower (the "Loan"). The Loan is part of a $41,000,000 secured term loan facility, the proceeds of which will be used by the Borrower to partially finance the acquisition of three product tanker vessels, the Ocean Spirit, the Ocean Dignity and the Ocean Quest. The Borrower must draw down the Loan and purchase the vessels on or before September 28, 2012 (the "Closing Date").

Interest on the Loan will accrue at a rate of 15.00% per year and be payable quarterly in arrears for a period of five years from the Closing Date. The Borrower will repay the Loan in a single bullet payment on the fifth anniversary of the Closing Date. All of the Borrower’s obligations under the loan agreement are guaranteed by Bergshav Product Tankers KS (the "Guarantor"), the bareboat charterer of the vessels. The Loan is secured by, among other things, a second priority mortgage on the vessels and a second priority assignment of the Borrower’s and the Guarantor’s earnings from the vessels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON ECI Fund Fifteen, L.P.
By: ICON GP 15, LLC, its General Partner

Dated: September 13, 2012	By: /s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer